THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

PNG VENTURES, INC.

CONVERTIBLE PROMISSORY NOTE

Principal Amount: $1,285.71	Issuance Date: June 26, 2008

Interest Rate: 12%	Maturity Date: June 25, 2009

Reference is made to that certain Convertible Promissory Note of PNG Ventures, Inc. (“PNG”) to Earth Biofuels, Inc. (“EBOF”), dated June 5, 2008, in the original principal amount of $171,000 (the “Original Note”).  On or about June 26, 2008, EBOF assigned a portion of the Original Note, in the principal amount of $1,285.71 to Radcliffe SPC, Ltd..  This New Convertible Note is made by EBOF as of the date hereof, to evidence the portion of the Original Note assigned to, and now held by Radcliffe SPC, Ltd. (“Noteholder”).

Accordingly:

PNG VENTURES, INC., a Nevada corporation (the “Company”) hereby promises to pay to the order of Noteholder, at such place as Noteholder may from time to time designate, in lawful money of the United States of America, the principal sum of $1,285.75, due and payable on June 25, 2009. The Original Note was issued pursuant to a Settlement Agreement and Release (the “Settlement Agreement” a copy of which has been attached hereto as Exhibit A), and is subject to other terms as set forth in the Settlement Agreement.  This New Convertible Note is issued pursuant to a Transfer and Acknowledgement Agreement with the Noteholder of even date herewith.

1.           INTEREST.  Beginning on the issuance date of this Note (the “Issuance Date”), the outstanding principal balance of this Note shall bear interest, in arrears, at a rate per annum equal to twelve percent (12%). Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months and shall accrue commencing on the Issuance Date.

2.           PREPAYMENT.  This Note may be prepaid, in whole or in part, by the Company only upon the prior written consent of the Noteholder.

3.           TRANSFER AND ASSIGNMENT.  This Note shall be freely transferable and assignable by the Noteholder provided such transfer is in compliance with applicable federal and state securities laws.

4.           CONVERSION OF NOTE.   The Noteholder shall have the right from and after the date of the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, into fully paid and non-assessable shares of the common stock of the Company (the “Common Stock”) as such stock exists on the date of issuance of this Note, or is hereafter be changed or reclassified, at a conversion price of $0.09 per share (the “Conversion Price”). The Conversion Price shall be subject to proportional adjustment for reclassification, Stock Splits, Combinations and Dividends. The Company has issued 1,900,000 shares of Common Stock into escrow with the Company’s escrow agent (the “Escrow Agent”) pursuant to an escrow agreement (the “Escrow Agreement”) a copy of which has been attached hereto as Exhibit B), which shares are being held in escrow in the event the Noteholder elects to convert any unpaid balance of the Note pursuant to the terms contained herein. Any such conversion shall be effected by, and subject to the terms of the Escrow Agreement.  The aggregate number of shares into which this Note is convertible is 14,285.67 shares.

5.           NOTICES.  Notices to be given hereunder shall be in writing and shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier or messenger or sent by registered or certified mail (air mail if overseas), return receipt requested, or by telex, facsimile transmission, telegram or similar means of communication.  Notice shall be deemed to have been received on the date of personal delivery, telex, facsimile transmission, telegram or similar means of communication, or if sent by overnight courier or messenger, shall be deemed to have been received on the next delivery day after deposit with the courier or messenger, or if sent by certified or registered mail, return receipt requested, shall be deemed to have been received on the third business day after the date of mailing and shall be addressed to:

PNG Ventures, Inc. Attn: Kevin Markey 3001 Knox Street, Suite 303 Houston, Texas 75205 Fax: (214) 520-0507	Radcliffe SPC, Ltd.

6.           GOVERNING LAW.  THIS NOTE HAS BEEN DELIVERED IN THE STATE OF FLORIDA AND SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACT MADE AND TO BE PERFORMED ENTIRELY THEREIN, WITHOUT GIVING EFFECT TO THE RULES AND CONFLICTS OF LAW.

7.           CONFORMITY WITH LAW. It is the intention of the Company and of the Noteholder to conform strictly to applicable usury and similar laws.  Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contract for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Note.

8.           MISCELLANEOUS. This Note may only be changed, modified or amended in writing by the mutual consent of Noteholder and the Company.  The provisions of this Note may only be waived in or by a writing signed by the party against whom enforcement of any waiver is sought.  This Note embodies the entire understanding between Noteholder and the Company and merges all prior discussions or communications between them.  Time is of the essence in this Note and of each and every provision thereof.

IN WITNESS WHEREOF, the Company has signed and sealed this Note and delivered it as of the date first set forth above.

PNG VENTURES, INC.
A Nevada corporation

/s/ Kevin Markey
Kevin Markey
Chief Executive Officer